Exhibit 99.1

Baxano Surgical Sets Date of 2014 Annual Meeting

RALEIGH, NC -- (GLOBE NEWSWIRE) -- February 7, 2014 -- Baxano Surgical, Inc. (NASDAQ: BAXS), a medical device company focused on designing, developing and marketing minimally invasive products to treat degenerative conditions of the spine affecting the lumbar region, today announced that it will be holding its Annual Meeting of Stockholders on Thursday, April 17, 2014. Stockholders of record at the close of business on Monday, March 10, 2014 will be entitled to notice of and to vote at the Annual Meeting.

In accordance with Rule 14a-5(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company has determined that stockholder proposals to be considered for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 of the Exchange Act must be received by the Company at its principal executive offices by the close of business on Tuesday, March 4, 2014. Stockholder proposals should be directed to the attention of the Corporate Secretary, Baxano Surgical, Inc., 110 Horizon Drive, Suite 230, Raleigh, North Carolina 27615. Stockholder proposals must also comply with the procedures outlined in Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in proxy materials.

In accordance with the advance notice requirements contained in the Company’s Bylaws, for director nominations or other business to be brought before the Annual Meeting by a stockholder outside of Rule 14a-8 of the Exchange Act to be considered timely, written notice must be received by the Company at its principal executive offices by the close of business on Monday, February 17, 2014. Stockholder nominations and other notices should be directed to the attention of the Corporate Secretary, Baxano Surgical, Inc., 110 Horizon Drive, Suite 230, Raleigh, North Carolina 27615. Stockholder notices must also comply with the Company’s Bylaws and other applicable laws.

About Baxano Surgical, Inc.

Baxano Surgical, Inc. is a medical device company focused on designing, developing, and marketing minimally invasive products to treat degenerative conditions of the spine affecting the lumbar region. Baxano Surgical currently markets the AxiaLIF® family of products for single and two level lower lumbar fusion, the VEO® lateral access and interbody fusion system, the iO-Flex® system, a proprietary set of flexible instruments used by surgeons during spinal decompression procedures and the iO-Tome® instrument, which rapidly and precisely removes bone, specifically the facet joints, which is commonly performed in spinal fusion procedures. Baxano Surgical was founded in May 2000 and is headquartered in Raleigh, North Carolina. For more information, visit www.baxanosurgical.com.

AxiaLIF, VEO, iO-Flex and iO-Tome are registered trademarks of Baxano Surgical.

Forward Looking Statements

This press release includes statements that are based on our current beliefs and assumptions. These statements constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations. For a discussion of the most significant risks and uncertainties associated with Baxano Surgical’s business, please review the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports. You are cautioned not to place undue reliance on these forward looking statements, which are based on Baxano Surgical’s expectations as of the date of this press release and speak only as of the date of this press release. We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

Contact:

Baxano Surgical Inc.

Tim Shannon, Interim Chief Financial Officer

919-926-8762

or

Westwicke Partners

Mark Klausner

443-213-0501

baxanosurgical@westwicke.com

Source: Baxano Surgical, Inc.